07/01/2010 15:07 6046303099 DEAN LAW CORP PAGE 04

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number **20100488632-94** Filing Date and Time **07/01/2010 4:30 PM** Entity Number **E0318182010-9**

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	EAUKER MINERALS CORP
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: Incsmart.biz Inc. (Name) ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) John Vandorleest (Name) 1422 Beech Tree Drive (Street Address) — Green Bay (City) — WI (State) — 54304 (Zip Code) 2) (Name) Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	John Vanderleest (Name) — X John VanderLeest (Incorporator Signature) 1422 Beech Tree Drive (Address) — Green Bay (City) — WI (State) — 54304 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X See Attached. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

07/01/10 1:36 PM Green Bay Net 9208849419 Page 1

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07/01/2010 15:07 6046303099 DEAN LAW CORP PAGE 05

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ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Eauker Minerals Corp
Name of Represented Business Entity

I, INCSMART.BIZ, INC. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code and hereby state that on ______ (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

07/01/2010
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 6-13-10

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

EAUKER MINERALS CORP., did on July 1, 2010, file in this office the original Articles of

Incorporation; that said  Articles of Incorporation are now on file and of record in the office of the

Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on July 2, 2010.

ROSS MILLER

Secretary of State

Certified By: Greg Devaul

Certificate Number: C20100702-0365

You may verify this certificate

online at http://www.nvsos.gov/

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